Exhibit 10.1

GENERAL CANNABIS CORP

EMPLOYEE NONSTATUTORY STOCK OPTION AGREEMENT

THIS EMPLOYEE NONSTATUTORY STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of the date set forth below, by and between General Cannabis Corp, a Colorado corporation (the “Company”), and the following member of the Company’s Board of Directors (“Optionee”):

In consideration of the covenants herein set forth, the parties hereto agree as follows:

1.  Option Information.

(a)	Date of Option:	June 26, 2015
(b)	Optionee:	Peter Boockvar
(c)	Number of Shares:	150,000
(d)	Exercise Price:	$2.15

2.  Acknowledgements.

(a) Optionee is a member of the Company’s Board of Directors (the “Board” which term shall include an authorized committee of the Board of Directors, as applicable).

(b) The Board and shareholders of the Company have heretofore adopted a 2014 Equity Incentive Plan (the “Plan”), pursuant to which this Option is being granted; and

(c) The Board has authorized the granting to Optionee of a nonstatutory stock option (“Option”) to purchase shares of common stock of the Company (“Stock”) upon the terms and conditions hereinafter stated and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Rule 701 thereunder.

3.  Shares; Price.  Company hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated, the number of shares of Stock set forth in Section 1(c) above (the “Shares”) for cash (or other consideration as is authorized under the Plan and acceptable to the Board of Directors of the Company, in their sole and absolute discretion) at the price per Share set forth in Section 1(d) above (the “Exercise Price”), such price being not less than 100% of the fair market value per share of the Shares covered by this Option as of the date hereof.

4.  Term of Option; Continuation of Service.  This Option shall expire, and all rights hereunder to purchase the Shares shall terminate, ten (10) years from the date hereof. This Option shall earlier terminate subject to Sections 7 and 8 hereof upon, and as of the date of, the termination of Optionee’s employment if such termination occurs prior to the end of such ten (10) year period. Nothing contained herein shall confer upon Optionee the right to the continuation of his or her employment by the Company or to interfere with the right of the Company to terminate such employment or to increase or decrease the compensation of Optionee from the rate in existence at the date hereof.

5.  Vesting of Option.  Subject to the provisions of Sections 7 and 8 hereof, this Option shall become exercisable during the term of Optionee’s employment in 3 installments, as follows:

Vesting Date	Number of Shares Vesting
June 26, 2015	50,000
June 26, 2016	50,000
June 26, 2017	50,000

The installments shall be cumulative (i.e., this option may be exercised, as to any or all Shares covered by an installment, at any time or times after an installment becomes exercisable and until expiration or termination of this option).

6.  Exercise.  This Option shall be exercised by delivery to the Company to the attention of the Chief Executive Officer of (a) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Appendix A, (b) a certified check or cash in the amount of the Exercise Price of the Shares covered by the notice (or such other consideration as has been approved by the Board of Directors consistent with the Plan) and (c) a written investment representation as provided for in Section 13 hereof. This Option shall not be assignable or transferable, except by will or by the laws of descent and distribution, and shall be exercisable only by Optionee during his or her lifetime, except as provided in Section 8 hereof.

7.  Termination of Employment.  If Optionee shall cease to be employed by the Company for any reason, whether voluntarily or involuntarily, other than by his or her death, Optionee (or if the Optionee shall die after such termination, but prior to such exercise date, Optionee’s personal representative or the person entitled to succeed to the Option) shall have the right at any time within ten (10) days following such termination of employment or the remaining term of this Option, whichever is the lesser, to exercise in whole or in part this Option to the extent, but only to the extent, that this Option was exercisable as of the date of termination of employment and had not previously been exercised; provided, however: (i) if Optionee is permanently disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code (the “Code”)) at the time of termination, the foregoing ten (10) day period shall be extended to six (6) months; or (ii) if Optionee is terminated “for cause” as that term is defined under Colorado Labor Code and case law related thereto, or by the terms of the Plan or this Option Agreement or by any employment agreement between the Optionee and the Company, this Option shall automatically terminate as to all Shares covered by this Option not exercised prior to termination. Unless earlier terminated, all rights under this Option shall terminate in any event on the expiration date of this Option as defined in Section 4 hereof.

8.  Death of Optionee.  If the Optionee shall die while in the employ of the Company, Optionee’s personal representative or the person entitled to Optionee’s rights hereunder may at any time within six (6) months after the date of Optionee’s death, or during the remaining term of this Option, whichever is the lesser, exercise this Option and purchase Shares to the extent, but only to the extent, that Optionee could have exercised this Option as of the date of Optionee’s death; provided, in any case, that this Option may be so exercised only to the extent that this Option has not previously been exercised by Optionee.

9.  No Rights as Shareholder.  Optionee shall have no rights as a shareholder with respect to the Shares covered by any installment of this Option until the effective date of issuance of the Shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued except as provided in Section 10 hereof.

10.  Recapitalization.  Subject to any required action by the shareholders of the Company, the number of Shares covered by this Option, and the Exercise Price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company; provided however that the conversion of any convertible securities of the Company shall not be deemed having been “effected without receipt of consideration by the Company.”

In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a “Reorganization”), except as provided in the following paragraph, any Option granted hereunder shall terminate, but, provided that the Optionee shall have the right ten (10) days prior to any such Reorganization to exercise his Option in whole or in part whether or not the vesting requirements set forth in the stock option agreement have been satisfied.

If the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their Common Shares in any Reorganization, all options granted hereunder shall terminate in accordance with the provision of the preceeding paragraph unless the Directors and the corporation issuing the Exchange Stock in their sole and arbitrary discretion and subject to any required action by the stockholders of the Company and such corporation, agree that all such Options granted hereunder are converted into options to purchase shares of Exchange Stock.  The amount and price of such options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Shares receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The vesting schedule set forth in the stock option agreement shall continue to apply to the options granted for the Exchange Stock.

Subject to any required action by the shareholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, this Option thereafter shall pertain to and apply to the securities to which a holder of Shares equal to the Shares subject to this Option would have been entitled by reason of such merger or consolidation, and the installment provisions of Section 5 shall continue to apply.

In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized Stock without par value into the same number of shares of Stock with a par value, the shares resulting from any such change shall be deemed to be the Shares within the meaning of this Option.

To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided, Optionee shall have no rights by reason of any subdivision or consolidation of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number and price of Shares subject to this Option shall not be affected by, and no adjustments shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

11.  Taxation upon Exercise of Option.  Optionee understands that, upon exercise of this Option, Optionee will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. Withholding for Federal or state income and employment tax purposes will be made, if and as required by law, from Optionee’s then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Optionee to make a cash payment to cover such liability as a condition of the exercise of this Option.

12.  Modification, Extension and Renewal of Options.  The Board or Committee, as described in the Plan, may modify, extend or renew this Option or accept the surrender thereof (to the extent not theretofore exercised) and authorize the granting of a new option in substitution therefore (to the extent not theretofore exercised), subject at all times to the Plan, the Code and laws of the State of Colorado.  Notwithstanding the foregoing provisions of this Section 12, no modification shall, without the consent of the Optionee, alter to the Optionee’s detriment or impair any rights of Optionee hereunder.

13.  Investment Intent; Restrictions on Transfer.

(a)  Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part, Optionee (or any person or persons entitled to exercise this Option under the provisions of Sections 7 and 8 hereof) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the Shares represented by this Option are registered under the Securities Act, either before or after the exercise of this Option in whole or in part, the Optionee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

(b)  Optionee further represents that Optionee has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information

(c)  Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THAT CERTAIN NONSTATUTORY STOCK OPTION AGREEMENT DATED JUNE 26, 2015 BETWEEN THE COMPANY AND THE ISSUEE WHICH RESTRICTS THE TRANSFER OF THESE SHARES WHICH ARE SUBJECT TO REPURCHASE BY THE COMPANY UNDER CERTAIN CONDITIONS.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company’s transfer agent.

14.  Stand-off Agreement.  Optionee agrees that, in connection with any registration of the Company’s securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company’s securities, Optionee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period of at least one year following the effective date of registration of such offering.

15.  Restriction Upon Transfer.  The Shares may not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated by the Optionee, except as permitted under applicable SEC rules and regulations.

16.  Notices.  Any notice required to be given pursuant to this Option or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided by Optionee for his or her employee records.

17.  Agreement Subject to Plan; Applicable Law.  This Option is made pursuant to the Plan and shall be interpreted to comply therewith. A copy of such Plan is available to Optionee, at no charge, at the principal office of the Company. Any provision of this Option inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. This Option has been granted, executed and delivered in the State of Colorado, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts therein.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Option as of the date first above written.

COMPANY:	GENERAL CANNABIS CORP,
a Colorado corporation

	By:	/s/ Robert L. Frichtel
	Name:	Robert L. Frichtel
	Title:	Chief Executive Officer

OPTIONEE:
	By:	/s/ Peter Boockvar
(signature)
	Name:	Peter Boockvar

Appendix A

NOTICE OF EXERCISE

General Cannabis Corp

Re: Employee Nonstatutory Stock Option

Notice is hereby given pursuant to Section 6 of my Employee Nonstatutory Stock Option Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my option agreement:

Employee Nonstatutory Stock Option Agreement dated: ____________

Number of shares being purchased: ____________

Exercise Price: $____________

A certified check in the amount of the aggregate price of the shares being purchased is attached.

I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. I will not sell or dispose of my Shares in violation of the Securities Act of 1933, as amended, or any applicable federal or state securities laws. Further, I understand that the exemption from taxable income at the time of exercise is dependent upon my holding such stock for a period of at least one year from the date of exercise and two years from the date of grant of the Option.

I understand that the certificate representing the Option Shares will bear a restrictive legend within the contemplation of the Securities Act and as required by such other state or federal law or regulation applicable to the issuance or delivery of the Option Shares.

I agree to provide to the Company such additional documents or information as may be required pursuant to the Company’s 2014 Equity Incentive Plan.

By:
(signature)
Name:	Peter Boockvar

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